THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC.

                           ARTICLES OF AMENDMENT
                           ---------------------


     THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC., a Maryland corporation (the "Corporation"), hereby certifies as follows:

     FIRST: For the purposes of these Articles of Amendment, the following terms, when used herein in capitalized form, shall have the meanings indicated: (a) "Articles Supplementary" shall mean the Articles Supplementary of the Corporation which (i) created the classes of capital stock of the Corporation designated as the "Auction Rate Municipal Preferred Stock, Series T7," "Auction Rate Municipal Preferred Stock, Series R7," "Auction Rate Municipal Preferred Stock, Series T28" and the "Auction Rate Municipal Preferred Stock, Series R28" and (ii) were amended pursuant to Articles of Amendment that were filed with, and approved for record by, the Maryland State Department of Assessments and Taxation on July 15, 1994; and (b) "Effective Date" shall mean 5:00 p.m. (Eastern Daylight Time) on the date that these Articles of Amendment are filed with, and accepted for record by, the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law.

     SECOND: The amendment to the Charter of the Corporation hereinafter set forth in these Articles of Amendment shall become effective at the Effective Date.

     THIRD: Effective as of the Effective Date, the Charter of the Corporation shall be, and is hereby, amended for the purposes of changing and reclassifying certain of the shares of the authorized capital stock of the Corporation into additional authorized shares of the "Auction Rate Municipal Preferred Stock, Series T7", "Auction Rate Municipal Preferred Stock, Series R7", "Auction Rate Municipal Preferred Stock, Series T28" and the "Auction Rate Municipal Preferred Stock, Series R28" and decreasing the liquidation preferences thereof as follows:

         (a) By striking out the "DESIGNATION" set forth in the first paragraph of Article SECOND of the Articles Supplementary and inserting in lieu thereof the following:

          "SERIES T7: A series of 2,060 shares of preferred stock, par value $.01 per share, liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared ) thereon plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Auction Rate Municipal Preferred Stock, Series T7." Each share of Auction Rate Municipal Preferred Stock, Series T7 shall have such preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Rate Municipal Preferred Stock, Series T7 shall constitute a separate series of preferred stock of the Corporation, and each share of the Auction Rate Municipal Preferred Stock, Series T7 shall be identical."

          "SERIES R7: A series of 2,060 shares of preferred stock, par value $.01 per share, liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared ) thereon plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Auction Rate Municipal Preferred Stock, Series R7." Each share of Auction Rate Municipal Preferred Stock, Series R7 shall have such preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Rate Municipal Preferred Stock, Series R7 shall constitute a separate series of preferred stock of the Corporation, and each share of the Auction Rate Municipal Preferred Stock, Series R7 shall be identical."

          "SERIES T28: A series of 2,060 shares of preferred stock, par value $.01 per share, liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared ) thereon plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Auction Rate Municipal Preferred Stock, Series T28." Each share of Auction Rate Municipal Preferred Stock, Series T7 shall have such preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Rate Municipal Preferred Stock, Series T28 shall constitute a separate series of preferred stock of the Corporation, and each share of the Auction Rate Municipal Preferred Stock, Series T28 shall be identical."

          "SERIES R28: A series of 2,060 shares of preferred stock, par value $.01 per share, liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared ) thereon plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Auction Rate Municipal Preferred Stock, Series R28." Each share of Auction Rate Municipal Preferred Stock, Series R28 shall have such preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Rate Municipal Preferred Stock, Series R28 shall constitute a separate series of preferred stock of the Corporation, and each share of the Auction Rate Municipal Preferred Stock, Series R28 shall be identical."

          (b) By striking out the first sentence of Paragraph 3 (Liquidation Rights) of Article SECOND of the Articles Supplementary and inserting in lieu thereof the following:

          "3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common Stock or any other capital stock ranking junior in right of payment upon liquidation to the Preferred Shares, the sum of $25,000 plus accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from the designation of a Premium Class Period to the date of distribution, and after such payment the holders of Preferred Shares will be entitled to no other payments other than Additional Dividends as provided in paragraph 2(e) hereof."

     FOURTH: Effective as of the Effective Date, each share of the issued and outstanding "Auction Rate Municipal Preferred Stock, Series T7" shall be converted into two (2) shares of the "Auction Rate Municipal Preferred Stock, Series T7," each of which shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are afforded to each and every other share of the "Auction Rate Municipal Preferred Stock, Series T7" pursuant to the Charter of the Corporation (as amended by these Articles of Amendment) and the Maryland General Corporation Law.

     FIFTH: Effective as of the Effective Date, each share of the issued and outstanding "Auction Rate Municipal Preferred Stock, Series R7" shall be converted into two (2) shares of the "Auction Rate Municipal Preferred Stock, Series R7," each of which shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are afforded to each and every other share of the "Auction Rate Municipal Preferred Stock, Series R7" pursuant to the Charter of the Corporation (as amended by these Articles of Amendment) and the Maryland General Corporation Law.

     SIXTH: Effective as of the Effective Date, each share of the issued and outstanding "Auction Rate Municipal Preferred Stock, Series T28" shall be converted into two (2) shares of the "Auction Rate Municipal Preferred Stock, Series T28," each of which shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are afforded to each and every other share of the "Auction Rate Municipal Preferred Stock, Series T28" pursuant to the Charter of the Corporation (as amended by these Articles of Amendment) and the Maryland General Corporation Law.

     SEVENTH: Effective as of the Effective Date, each share of the issued and outstanding "Auction Rate Municipal Preferred Stock, Series R28" shall be converted into two (2) shares of the "Auction Rate Municipal Preferred Stock, Series R28," each of which shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are afforded to each and every other share of the "Auction Rate Municipal Preferred Stock, Series R28" pursuant to the Charter of the Corporation (as amended by these Articles of Amendment) and the Maryland General Corporation Law.

     EIGHTH: The amendment to the Charter of the Corporation set forth in these Articles of Amendment was advised by the Board of Directors of the Corporation in accordance with the Charter and By-laws of the Corporation and the Maryland General Corporation Law.

     NINTH: The amendment to the Charter of the Corporation set forth in these Articles of Amendment was approved by the stockholders of the Corporation at a meeting of the stockholders of the Corporation held on May 16, 1995 in accordance with the Charter and Bylaws of the Corporation and the Maryland General Corporation Law.

     TENTH: The amendment to the Charter of the Corporation set forth in these Articles of Amendment changes and reclassifies certain of the authorized shares of the capital stock of the Corporation into additional authorized shares of the "Auction Rate Municipal Preferred Stock, Series T7", "Auction Rate Municipal Preferred Stock, Series R7", "Auction Rate Municipal Preferred Stock, Series T28" and the "Auction Rate Municipal Preferred Stock, Series R28," respectively, but does not increase the aggregate number of authorized shares of the capital stock of the Corporation. Prior to the Effective Date, there were 1,030 authorized shares of the "Auction Rate Municipal Preferred Stock, Series T7." As of the Effective Date, there will be 2,060 shares of the "Auction Rate Municipal Preferred Stock, Series T7." Prior to the Effective Date, there were 1,030 authorized shares of the "Auction Rate Municipal Preferred Stock, Series R7." As of the Effective Date, there will be 2,060 shares of the "Auction Rate Municipal Preferred Stock, Series R7." Prior to the Effective Date, there were 1,030 authorized shares of the "Auction Rate Municipal Preferred Stock, Series T28." As of the Effective Date, there will be 2,060 shares of the "Auction Rate Municipal Preferred Stock, Series T28." Prior to the Effective Date, there were 1,030 authorized shares of the "Auction Rate Municipal Preferred Stock, Series R28." As of the Effective Date, there will be 2,060 shares of the "Auction Rate Municipal Preferred Stock, Series R28."


     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and its corporate seal to be affixed and attested to by its Secretary as of the 13 day of June, 1995.

ATTEST:                       THE BLACKROCK INSURED MUNICIPAL
                              2008 TERM TRUST INC.


___________________________   By ____________________________(SEAL)
Karen H. Sabath                  Ralph L. Schlosstein
Secretary                        President


     The undersigned, being the duly elected and acting President of The BlackRock Insured Municipal 2008 Term Trust Inc. hereby acknowledges that the foregoing Articles of Amendment, of which this certificate is a part, is the act and deed of The BlackRock Insured Municipal 2008 Term Trust Inc., and certifies, under the penalties for perjury, to the best of his knowledge, information and belief, that all matters and facts set forth therein are true in all material respects.


                              ______________________________________
                              Ralph L. Schlosstein
                              President